As filed with the Securities and Exchange Commission
on February 3, 2003

Registration No. 811-8162

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM N-1A
AMENDMENT NO. 19 TO THE
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940

MASTER INVESTMENT PORTFOLIO
(Exact Name of Registrant as Specified in Charter)

111 Center Street, Little Rock, Arkansas 72201
(Address of Principal Executive Offices, including Zip Code)

_______________________________________

Registrant's Telephone Number, including Area Code:
(800) 643-9691

Richard H. Blank, Jr.
c/o Stephens Inc.
111 Center Street
Little Rock, Arkansas 72201
(Name and Address of Agent for Service)

With a copy to:

Marco E. Adelfio, Esq.
Morrison & Foerster LLP
2000 Pennsylvania Avenue, N.W., Suite 5500
Washington, D.C. 20006-1812

MASTER INVESTMENT PORTFOLIO

PRIME MONEY MARKET MASTER PORTFOLIO

PART A

February 3, 2003

            Responses to Items 1 through 3 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

Item 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED RISKS.

            General. Master Investment Portfolio ("MIP") is an open-end, management investment company, organized on October 20, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part A for the Prime Money Market Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act") and for other purposes a holder of beneficial interests (an "interestholder") of one master portfolio of MIP is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers thirteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

            Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act. Organizations or other entities that hold beneficial interests in the Master Portfolio may be referred to herein as "feeder funds."

INVESTMENT OBJECTIVE

            -     The Prime Money Market Master Portfolio seeks to provide investors with a high level of income, while preserving capital and liquidity, by investing in high quality, short-term investments. These securities include certificates of deposit, high-quality debt obligations, such as corporate debt, certain obligations of U.S. banks, certain repurchase agreements and obligations of the U.S. Government, its agencies and instrumentalities (including government-sponsored enterprises).

            The Master Portfolio's investment objective is non-fundamental and can be changed by MIP's Board of Trustees without interestholder approval. The investment objective and policies of the Master Portfolio determine the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the Master Portfolio's investment objective will be achieved.

RISK CONSIDERATIONS

            The Master Portfolio's investments are expected to present minimal risks because of their relatively short maturities and the high credit quality (financial strength) of the issuers. The Master Portfolio seeks to maintain a portfolio of investments that will permit interestholders to maintain a net asset value of $1.00 per share; however, there is no assurance that this will be achieved.

            Pursuant to the 1940 Act, the Master Portfolio must comply with certain investment criteria designed to provide liquidity and reduce risk to allow the interestholders to maintain a stable net asset value of $1.00 per share. The Master Portfolio seeks to reduce risk by investing its assets in securities of various issuers. As such, the Master Portfolio is considered to be diversified for purposes of the 1940 Act.

            The Master Portfolio emphasizes safety of principal and high credit quality. In particular, the internal investment policies of the Master Portfolio's investment adviser, Barclays Global Fund Advisors ("BGFA"), have always prohibited the purchase by the Master Portfolio of many types of floating-rate instruments commonly referred to as derivatives that are considered to be potentially volatile. The Master Portfolio may only invest in floating-rate securities that bear interest at a rate that resets quarterly or more frequently, and that resets based on changes in standard money market rate indices such as U.S. Government Treasury bills, London Interbank Offered Rate, the prime rate, published commercial paper rates, federal funds rates, Public Securities Associates floaters or JJ Kenney index floaters.

            The Master Portfolio's dollar-weighted average portfolio maturity must not exceed 90 days. Under normal circumstances, the Master Portfolio expects to maintain a dollar-weighted average portfolio maturity of less than 60 days. Any security that the Master Portfolio purchases must have a remaining maturity of not more than 397 days (13 months). The 1940 Act provides that the maturity of an instrument may be deemed shorter in the case of certain instruments, including certain variable and floating rate instruments subject to demand features. In addition, any security that the Master Portfolio purchases must present minimal credit risks and be of "high quality." "High quality" means to be rated in the top two rating categories by a nationally recognized statistical ratings organizations ("NRSRO") or, if unrated, determined to be of comparable quality to such rated securities by BGFA, as the Master Portfolio's investment adviser, under guidelines adopted by MIP's Board of Trustees. The Master Portfolio may not achieve as high a level of current income as other mutual funds that do not limit their investment to the high credit quality instruments in which the Master Portfolio invests.

            Under normal circumstances, the Master Portfolio expects to invest at least 95% of its total assets in any combination of U.S. Government securities, securities rated in the highest short-term category by an NRSRO, securities of money market funds that are registered investment companies and collateralized repurchase agreements comprised of such obligations.

            The Master Portfolio may invest up to 10% of its assets in illiquid securities. Illiquid securities, which may include certain restricted securities, may be difficult to sell promptly at an acceptable price. Certain restricted securities may be subject to legal restrictions on resale. Delay or difficulty in selling securities may result in a loss or be costly to the Master Portfolio.

ITEM 5. MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.

            The response to Item 5 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

ITEM 6. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

            INVESTMENT ADVISER -- BGFA serves as investment adviser to the Master Portfolio. BGFA is a direct subsidiary of Barclays Global Investors, N.A. (which, in turn, is an indirect subsidiary of Barclays Bank PLC) and is located at 45 Fremont Street, San Francisco, CA 94105. As of September 30, 2002, BGFA and its affiliates provided investment advisory services for over $690 billion of assets under management.

            BGFA provides the Master Portfolio with investment guidance and policy direction in connection with daily portfolio management, subject to the supervision of MIP's Board of Trustees and in conformity with Delaware law and the stated policies of the Master Portfolio. BGFA furnishes to MIP's Board of Trustees periodic reports on the investment strategy and performance of the Master Portfolio.

            BGFA is entitled to receive monthly fees at the annual rate of 0.10% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

            Purchase and sale orders of the securities held by the Master Portfolio may be combined with those of other accounts that BGFA manages or advises, and for which it has brokerage placement authority, in the interest of seeking the most favorable overall net results. When BGFA, subject to the supervision of, and the overall authority of MIP's Board of Trustees, determines that a particular security should be bought or sold for the Master Portfolio and other accounts managed by BGFA, it undertakes to allocate those transactions among the participants equitably. BGFA may deal, trade and invest for its own account in the types of securities in which the Master Portfolio may invest.

ITEM 7. INTERESTHOLDER INFORMATION.

            PURCHASE, REDEMPTION AND PRICING OF INTERESTS

            Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

            Investments in the Master Portfolio are valued based on an interestholder's proportionate ownership interest in the Master Portfolio's aggregate net assets ("Net Assets") (i.e., the value of its assets less liabilities) as next determined after an order is received in proper form. The value of the Master Portfolio's Net Assets is determined as of 4:00 p.m. (Eastern time) ("Valuation Time") on each day the New York Stock Exchange is open for business (a "Business Day"). The Master Portfolio's investments are valued each Business Day, typically by using available market quotations or at fair value determined in good faith by MIP's Board of Trustees. For further information regarding the methods employed in valuing the Master Portfolio's investments, see Item 18, "Purchase, Redemption and Pricing of Interests" in Part B.

            Generally, an investor in the Master Portfolio may add to or reduce its investment in a Master Portfolio on any Business Day. At the Valuation Time on each Business Day, the value of each interestholder's beneficial interest in the Master Portfolio is determined by multiplying the Master Portfolio's Net Assets by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Master Portfolio. Any additions to or withdrawals of those interests, which are to be effected on that day, will then be effected. Each investor's share of the aggregate beneficial interests in the Master Portfolio will then be recomputed using the percentage equal to the fraction (i) the numerator of which is the value of the investor's cumulative investment in the Master Portfolio up to that day plus or minus, as the case may be, the amounts of net additions or withdrawals from such investment effected on that day and (ii) the denominator of which is the Master Portfolio's aggregate Net Assets as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors. The percentages so determined will then be applied to determine the value of each investor's respective interest in the Master Portfolio as of the Valuation Time on the following Business Day.

            An investor in the Master Portfolio may withdraw all or any portion of its interest on any Business Day at the NAV next determined after a withdrawal request is received in proper form. The Master Portfolio will make payment for all interests redeemed within three business days after receipt of a redemption request in proper form, except as provided by applicable statutes, regulations or interpretations. Investments in the Master Portfolio may not be transferred.

            The right of any investor to purchase interests or receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchanges are closed (including weekends or holidays) or when trading in the markets the Master Portfolio ordinarily utilizes is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

            The Master Portfolio reserves the right to pay redemption proceeds in portfolio securities rather than cash. These "in kind" redemptions normally occur if the amount to be redeemed is large enough to affect the Master Portfolio's operations (e.g., if it represents more than 1% of the Master Portfolio's assets).

            NET INVESTMENT INCOME AND CAPITAL GAIN DISTRIBUTIONS

            The net investment income of the Master Portfolio generally will be declared and paid as a distribution daily to all investors of record as of 4:00 p.m. (Eastern time) on any Business Day. Net investment income for a Saturday, Sunday or Holiday will be declared as a distribution to investors of record as of 4:00 p.m. (Eastern time) on the previous business day with respect to the Master Portfolio. All the net investment income of the Master Portfolio so determined is allocated pro rata among the investors in the Master Portfolio at the time of such determination.

            Capital gains realized by the Master Portfolio will be distributed at least annually. Distributions, if any, paid by the Master Portfolio will be reinvested in the investor's interest in the Master Portfolio at net asset value and credited to the investor's account on the payment date.

            TAXES

            The Master Portfolio has been and will continue to be operated in a manner so as to qualify it as a non-publicly traded partnership for federal income tax purposes. Provided that the Master Portfolio so qualifies, it will not be subject to any federal income tax on its income and gain (if any). However, each investor's distributive share of the Master Portfolio's taxable income and losses generally will be included in determining the investor's federal income tax liability. As a non-publicly traded partnership, the Master Portfolio will be deemed to have "passed through" to interestholders any of the Master Portfolio's interest, dividends, gains or losses realized on its investments, regardless of whether the Master Portfolio makes any distributions. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. The Master Portfolio will have no more than 100 investors.

            It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

            Investor inquiries should be directed to Master Investment Portfolio, 111 Center Street, Little Rock, Arkansas 72201.

ITEM 8. DISTRIBUTION ARRANGEMENTS.

            MIP is registered as an open-end management investment company under the 1940 Act. MIP was organized as a business trust under the laws of the State of Delaware. Investors in MIP are each liable for all obligations of MIP. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance exists and MIP is unable to meet its obligations.

            The Board of Trustees has authorized MIP to issue multiple series. All consideration received by MIP for interests in one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of MIP) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of the other series. From time to time, MIP may create new series without shareholder approval.

            The business and affairs of MIP are managed under the direction of its Board of Trustees. The office of MIP is located at 111 Center Street, Little Rock, Arkansas 72201.

            MASTER/FEEDER STRUCTURE

            The Master Portfolio is a "master" fund in a "master/feeder" structure. A non-accredited investor does not directly purchase an interest in the Master Portfolio, but instead purchases shares in a corresponding "feeder fund" that invests all of its assets in the Master Portfolio. Each feeder fund is an "accredited investor" as discussed in Item 4 above. Other investors may also be permitted to invest in the Master Portfolio. Such other investors will invest in the Master Portfolio on the same terms and conditions as the feeder funds, although there may be different administrative and other expenses. Therefore, the feeder funds may have different returns than other investors of the Master Portfolio.

ITEM 9. FINANCIAL HIGHLIGHTS.

            The response to Item 9 has been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

MASTER INVESTMENT PORTFOLIO

PRIME MONEY MARKET MASTER PORTFOLIO

PART B -- STATEMENT OF ADDITIONAL INFORMATION

February 3, 2003

ITEM 10. COVER PAGE.

            Master Investment Portfolio ("MIP," or the "Trust") is an open-end, management investment company. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This Part B is not a prospectus and should be read in conjunction with MIP's Part A, also dated February 3, 2003. All terms used in this Part B that are defined in Part A have the meanings assigned in Part A. A copy of Part A may be obtained without charge by writing Master Investment Portfolio, c/o Investors Bank & Trust Co., -- Transfer Agent, P.O. Box 9130, Mail Code MFD23, Boston, MA 02117-9130, or by calling 1-888-204-3956. MIP's Registration Statement may be examined at the office of the Securities and Exchange Commission ("SEC") in Washington, D.C.

TABLE OF CONTENTS

ITEM 11. TRUST HISTORY.

            MIP is an open-end, management investment company, organized on October 20, 1993 as a business trust under the laws of the State of Delaware. MIP is a "series fund," which is a mutual fund divided into separate portfolios. This is Part B for the Prime Money Market Master Portfolio (the "Master Portfolio"), a diversified portfolio of MIP. The Master Portfolio is treated as a separate entity for certain matters under the Investment Company Act of 1940, as amended (the "1940 Act"), and for other purposes a holder of beneficial interests (an "interestholder") of the Master Portfolio is not deemed to be an interestholder of any other portfolio of MIP. As described below, for certain matters MIP interestholders vote together as a group; as to others they vote separately by portfolio. MIP currently offers thirteen other portfolios pursuant to other offering documents. From time to time, other portfolios may be established and sold pursuant to other offering documents.

            Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Portfolio may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. Investment companies that hold beneficial interests in the Master Portfolio are sometimes referred to herein as "feeder funds."

ITEM 12. DESCRIPTION OF THE MASTER PORTFOLIO AND ITS INVESTMENTS AND RISKS.

            The following information supplements and should be read in conjunction with Item 4 in Part A.

Investment Objective. The Master Portfolio's investment objective is set forth in Item 4, "Investment Objectives, Principal Strategies and Related Risks," of Part A. The Master Portfolio's investment objective is non-fundamental and can be changed by MIP's Board of Trustees without interestholder approval. The investment objective and policies of the Master Portfolio determine the types of portfolio securities in which it invests, the degree of risk to which it is subject and, ultimately, its performance. There can be no assurance that the Master Portfolio's investment objective will be achieved.

Investment Restrictions

Fundamental Investment Restrictions. The Master Portfolio has adopted investment restrictions as fundamental policies. These restrictions cannot be changed, as to the Master Portfolio, without approval by the holders of a majority (as defined in the 1940 Act) of the Master Portfolio's outstanding voting interests. The Master Portfolio may not:

            (1)     Purchase the securities of issuers conducting their principal business activity in the same industry if, immediately after the purchase and as a result thereof, the value of the Master Portfolio's investments in that industry would equal or exceed 25% of the current value of the Master Portfolio's total assets, provided that this restriction does not limit the Master Portfolio's: (i) investments in securities of other investment companies, (ii) investments in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or (iii) investments in repurchase agreements collateralized by U.S. Government securities, and provided further that the Master Portfolio reserves the right to concentrate in the obligations of domestic banks (as such term is interpreted by the Securities and Exchange Commission (the "SEC") or its staff);

            (2)     Purchase or sell real estate unless acquired as a result of ownership of securities or other instruments (but this shall not prevent the Master Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business);

            (3)     Purchase or sell commodities, provided that (i) currency will not be deemed to be a commodity for purposes of this restriction, (ii) this restriction does not limit the purchase or sale of futures contracts, forward contracts or options, and (iii) this restriction does not limit the purchase or sale of securities or other instruments backed by commodities or the purchase or sale of commodities acquired as a result of ownership of securities or other instruments.

            (4)     Underwrite securities of other issuers, except to the extent that the purchase of permitted investments directly from the issuer thereof or from an underwriter for an issuer and the later disposition of such securities in accordance with the Master Portfolio's investment program may be deemed to be an underwriting; and provided further, that the purchase by the Master Portfolio of securities issued by an open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as the Master Portfolio shall not constitute an underwriting for purposes of this paragraph;

            (5)     Borrow money or issue senior securities, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder;

            (6)     Purchase the securities of any single issuer if, as a result, with respect to 75% of the Master Portfolio's total assets, more than 5% of the value of its total assets would be invested in the securities of such issuer or the Master Portfolio's ownership would be more than 10% of the outstanding voting securities of such issuer, provided that this restriction does not limit the Master Portfolio's cash or cash items, investments in securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities, or investments in securities of other investment companies, or

            (7)     Make loans to other parties, except to the extent permitted under the 1940 Act, including the rules, regulations and any orders obtained thereunder. For the purposes of this limitation, entering into repurchase agreements, lending securities and acquiring any debt securities are not deemed to be the making of loans.

            With respect to paragraph 5, the 1940 Act currently allows the Master Portfolio to borrow up to one-third of the value of its total assets (including the amount borrowed) valued at the lesser of cost or market, less liabilities (not including the amount borrowed) at the time the borrowing is made. With respect to paragraph 7, the 1940 Act and regulatory interpretations currently limit the percentage of the Master Portfolio's securities that may be loaned to one-third of the value of its total assets.

Non-Fundamental Investment Restrictions. The Master Portfolio has adopted the following investment restrictions as non-fundamental policies. These restrictions may be changed without shareholder approval by vote of a majority of the Trustees of MIP, at any time. The Master Portfolio is subject to the following investment restrictions, all of which are non-fundamental policies.

            (1)     The Master Portfolio may invest in shares of other open-end management investment companies, subject to the limitations of Section 12(d)(1) of the 1940 Act. Under the 1940 Act, the Master Portfolio's investment in such securities currently is limited, subject to certain exceptions, to (i) 3% of the total voting stock of any one investment company, (ii) 5% of the Master Portfolio's total assets with respect to any one investment company, and (iii) 10% of the Master Portfolio's total assets in the aggregate. Other investment companies in which the Master Portfolio invests can be expected to charge fees for operating expenses, such as investment advisory and administration fees, that would be in addition to those charged by the Master Portfolio.

            (2)     The Master Portfolio may not invest more than 10% of its net assets in illiquid securities. For this purpose, illiquid securities include, among others, (i) securities that are illiquid by virtue of the absence of a readily available market or legal or contractual restrictions on resale, (ii) fixed time deposits that are subject to withdrawal penalties and that have maturities of more than seven days, and (iii) repurchase agreements not terminable within seven days.

            (3)     The Master Portfolio may lend securities from its portfolio to brokers, dealers and financial institutions, in amounts not to exceed (in the aggregate) one-third of the Master Portfolio's total assets. Any such loans of portfolio securities will be fully collateralized based on values that are marked to market daily. The Master Portfolio will not enter into any portfolio security lending arrangement having a duration of longer than one year.

            (4)     The Master Portfolio may not purchase interests, leases, or limited partnership interests in oil, gas, or other mineral exploration or development programs.

            (5)     The Master Portfolio may not write, purchase or sell puts, calls, straddles, spreads, warrants, options or any combination thereof, except that the Master Portfolio may purchase securities with put rights in order to maintain liquidity.

            (6)     The Master Portfolio may not purchase securities on margin (except for short-term credits necessary for the clearance of transactions and except for margin payments in connection with options, futures and options on futures) or make short sales of securities.

            (7)     The Master Portfolio may not make investments for the purpose of exercising control or management; provided that the Master Portfolio may invest all its assets in a diversified, open-end management investment company, or a series thereof, with substantially the same investment objective, policies and restrictions as the Master Portfolio, without regard to the limitations set forth in this paragraph.

Portfolio Securities

            General.

            The assets of the Master Portfolio consist only of obligations maturing within thirteen months from the date of acquisition (as determined in accordance with the regulations of the SEC), and the dollar-weighted average portfolio maturity of the Master Portfolio may not exceed 90 days. Under normal circumstances, the Master Portfolio expects to maintain a dollar-weighted average portfolio maturity of less than 60 days. The securities in which the Master Portfolio may invest may not yield as high a level of current income as may be achieved from securities with less liquidity and less safety. There can be no assurance that the Master Portfolio's investment objective will be realized as described in the Master Portfolio's Prospectus.

            Asset-Backed Securities.

            The Master Portfolio may purchase asset-backed securities (including asset-backed commercial paper), which are securities backed by installment contracts, credit-card receivables or other assets. Asset-backed securities represent interests in "pools" of assets in which payments of both interest and principal on the securities are made regularly, thus in effect "passing through" payments made by the individual borrowers on the assets that underlie the securities, net of any fees paid to the issuer or guarantor of the securities. The average life of asset-backed securities varies with the maturities of the underlying instruments and is likely to be substantially less than the original maturity of the assets underlying the securities as a result of prepayments. For this and other reasons, an asset-backed security's stated maturity may be shortened, and the security's total return may be difficult to predict precisely. The Master Portfolio may invest in such securities up to the limits prescribed by Rule 2a-7 and other provisions of the 1940 Act.

            Bank Obligations.

            The Master Portfolio may invest in bank obligations which include, but are not limited to, negotiable certificates of deposit ("CDs"), bankers' acceptances and fixed time deposits. The Master Portfolio also may invest in high-quality short-term obligations of foreign branches of U.S. banks, U.S. branches of foreign banks or foreign branches of foreign banks that are denominated in and pay interest in U.S. dollars.

            Fixed time deposits are obligations of U.S. banks, foreign branches of U.S. banks or foreign banks which are payable at a stated maturity date and bear a fixed rate of interest. Generally fixed time deposits may be withdrawn on demand by the investor, but they may be subject to early withdrawal penalties which vary depending upon market conditions and the remaining maturity of the obligation. Although fixed time deposits do not have an established market, there are no contractual restrictions on the Master Portfolio's right to transfer a beneficial interest in the deposit to a third party. It is the policy of the Master Portfolio not to invest more than 10% of the value of its net assets in repurchase agreements with more than seven days to maturity, or in illiquid securities such as fixed time deposits subject to withdrawal penalties, other than overnight deposits.

            Obligations of foreign banks and foreign branches of U.S. banks involve somewhat different investment risks from those affecting domestic obligations, including the possibilities that liquidity could be impaired because of future political and economic developments, that the obligations may be less marketable than comparable obligations of U.S. banks, that a foreign jurisdiction might impose withholding and other taxes on amounts realized on those obligations, that foreign deposits may be seized or nationalized, that foreign governmental restrictions (such as foreign exchange controls) may be adopted which might adversely affect the payment of principal and interest on those obligations and that the selection of those obligations may be more difficult because there may be less publicly available information concerning foreign banks or the accounting, auditing and financial reporting standards, practices and requirements applicable to foreign banks may differ from those applicable to U.S. banks. In that connection, foreign banks are not subject to examination by any U.S. Government agency or instrumentality.

            Commercial Paper and Short-Term Corporate Debt Instruments.

            The Master Portfolio may invest in commercial paper (including variable amount master demand notes), which consists of short-term, unsecured promissory notes issued by corporations to finance short-term credit needs. Commercial paper is usually sold on a discount basis and usually has a maturity at the time of issuance not exceeding nine months. Variable amount master demand notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a commercial bank acting as agent for the payee of such notes whereby both parties have the right to vary the amount of the outstanding indebtedness on the notes. The investment adviser to the Master Portfolio monitors on an ongoing basis the ability of an issuer of a demand instrument to pay principal and interest on demand.

            The Master Portfolio also may invest in non-convertible corporate debt securities (e.g., bonds and debentures) with not more than thirteen months remaining to maturity at the date of settlement. The Master Portfolio will invest only in such corporate bonds and debentures that are deemed appropriate by Barclays Global Fund Advisors ("BGFA") in accordance with Rule 2a-7 under the 1940 Act. Subsequent to its purchase by the Master Portfolio, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Master Portfolio. The investment adviser to the Master Portfolio will consider such an event in determining whether the Master Portfolio should continue to hold the obligation. To the extent the Master Portfolio continues to hold such obligations, it may be subject to additional risk of default. Neither event will require an immediate sale of such security by the Master Portfolio provided that, when a security ceases to be rated, BGFA determines that such security presents minimal credit risks and, provided further that, when a security rating is downgraded below the eligible quality for investment or no longer presents minimal credit risks, BGFA finds that the sale of such security would not be in the Master Portfolio's interestholders' best interests.

            Floating- and Variable-Rate Obligations.

            The Master Portfolio may purchase floating- and variable-rate obligations as described in the Part A. The Master Portfolio may purchase floating- and variable-rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of thirteen months, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding thirteen months. Variable rate demand notes include master demand notes that are obligations that permit the Master Portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the Master Portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations ordinarily has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days' notice to the holders of such obligations. The interest rate on a floating-rate demand obligation is based on a known lending rate, such as a bank's prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable-rate demand obligation is adjusted automatically at specified intervals. Frequently, such obligations are secured by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, the Master Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies and the Master Portfolio may invest in obligations which are not so rated only if BGFA determines that at the time of investment the obligations are of comparable quality to the other obligations in which the Master Portfolio may invest. BGFA, on behalf of the Master Portfolio, considers on an ongoing basis the creditworthiness of the issuers of the floating- and variable-rate demand obligations in the Master Portfolio's portfolio. The Master Portfolio will not invest more than 10% of the value of its total net assets in floating- or variable-rate demand obligations whose demand feature is not exercisable within seven days. Such obligations may be treated as liquid, provided that an active secondary market exists.

            Foreign Obligations.

            Investments in foreign obligations involve certain considerations that are not typically associated with investing in domestic obligations. There may be less publicly available information about a foreign issuer than about a domestic issuer. Foreign issuers also are not generally subject to uniform accounting, auditing and financial reporting standards or governmental supervision comparable to those applicable to domestic issuers. In addition, with respect to certain foreign countries, taxes may be withheld at the source under foreign income tax laws, and there is a possibility of expropriation or confiscatory taxation, political or social instability or diplomatic developments that could adversely affect investments in, the liquidity of, and the ability to enforce contractual obligations with respect to, securities of issuers located in those countries.

            Forward Commitments, When-Issued Purchases and Delayed-Delivery Transactions.

            The Master Portfolio may purchase securities on a when-issued or forward commitment (sometimes called a delayed-delivery) basis, which means that the price is fixed at the time of commitment, but delivery and payment ordinarily take place a number of days after the date of the commitment to purchase. The Master Portfolio will make commitments to purchase such securities only with the intention of actually acquiring the securities, but the Master Portfolio may sell these securities before the settlement date if it is deemed advisable. The Master Portfolio will not accrue income in respect of a security purchased on a forward commitment basis prior to its stated delivery date.

            Securities purchased on a when-issued or forward commitment basis and certain other securities held in the Master Portfolio's investment portfolio are subject to changes in value (both generally changing in the same way, i.e., appreciating when interest rates decline and depreciating when interest rates rise) based upon the public's perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. Securities purchased on a when-issued or forward commitment basis may expose the Master Portfolio to risk because they may experience such fluctuations prior to their actual delivery. Purchasing securities on a when-issued or forward commitment basis can involve the additional risk that the yield available in the market when the delivery takes place actually may be higher than that obtained in the transaction itself.

            Funding Agreements.

            The Master Portfolio may invest in short-term funding agreements. A funding agreement is a contract between an issuer and a purchaser that obligates the issuer to pay a guaranteed rate of interest on a principal sum deposited by the purchaser. Funding agreements will also guarantee the return of principal and may guarantee a stream of payments over time. A funding agreement has a fixed maturity and may have either a fixed, variable or floating interest rate that is based on an index and guaranteed for a fixed time period. The Master Portfolio will purchase short-term funding agreements only from banks and insurance companies that, at the time of purchase, are rated in one of the three highest rating categories and have assets of $1 billion or more.

            The secondary market, if any, for these funding agreements is limited; thus, such investments purchased by the Master Portfolio may be treated as illiquid. If a funding agreement is determined to be illiquid it will be valued at its fair market value as determined by procedures approved by the Board of Trustees. Valuation of illiquid indebtedness involves a greater degree of judgment in determining the value of the Master Portfolio's assets than if the value were based on available market quotations.

            Illiquid Securities.

            The Master Portfolio may invest in securities not registered under the 1933 Act and other securities subject to legal or other restrictions on resale. Because such securities may be less liquid than other investments, they may be difficult to sell promptly at an acceptable price. Delay or difficulty in selling securities may result in a loss or be costly to the Master Portfolio.

            Investment Company Securities.

            The Master Portfolio may invest in shares of other open-end investment companies including investment companies that are affiliated with the Master Portfolio and its adviser, BGFA, that invest exclusively in high-quality short-term securities to the extent permitted under the 1940 Act. The Master Portfolio may also purchase shares of exchange listed closed-end funds, to the extent permitted under the 1940 Act.

            Letters of Credit.

            Certain debt obligations, certificates of participation, commercial paper and other short-term obligations which the Master Portfolio is permitted to purchase may be backed by an unconditional and irrevocable letter of credit of a bank, savings and loan association or insurance company which assumes the obligation for payment of principal and interest in the event of default by the issuer. Letter of credit-backed investments must, in the opinion of BGFA, be of investment quality comparable to other permitted investments of the Master Portfolio.

            Loan Participation Agreements.

            The Master Portfolio may purchase interests in loan participations that typically represent direct participation in a loan to a corporate borrower, and generally are offered by an intermediary bank or other financial institution or lending syndicate. Under these loan participation arrangements, the Master Portfolio will have the right to receive payments of principal, interest and any fees to which it is entitled from the bank selling the loan participation upon receipt by the bank of the payments from the borrower. The borrower in the underlying loan will be deemed to be the issuer of the participation interest except to the extent the Master Portfolio derives its rights from the intermediary bank that sold the loan participation. Such loans must be to issuers in whose obligations the Master Portfolio may invest. Any participation purchased by a Master Portfolio must be sold by an intermediary bank in the United States with assets exceeding $1 billion.

            Because the bank issuing the loan participation does not guarantee the participation in any way, the participation is subject to the credit risks associated with the underlying corporate borrower. In addition, it may be necessary, under the terms of the loan participation, for the Master Portfolio to assert its rights against the underlying corporate borrower, in the event that the underlying corporate borrower should fail to pay principal and interest when due. Thus, the Master Portfolio could be subject to delays, expenses, and risks which are greater than those that would have been involved if the Master Portfolio had purchased a direct obligation of the borrower. Moreover, under the terms of the loan participation, the Master Portfolio may be regarded as a creditor of the issuing bank (rather than of the underlying corporate borrower), so that the Master Portfolio also may be subject to the risk that the issuing bank may become insolvent. Further, in the event of the bankruptcy or insolvency of the corporate borrower, the loan participation might be subject to certain defenses that can be asserted by the borrower as a result of improper conduct by the issuing bank.

            The secondary market, if any, for these loan participation interests is limited; thus, such participations purchased by the Master Portfolio may be treated as illiquid. If a loan participation is determined to be illiquid it will be valued at its fair market value as determined by procedures approved by the Board of Trustees. Valuation of illiquid indebtedness involves a greater degree of judgment in determining the value of the Master Portfolio's assets than if the value were based on available market quotations.

            Loans of Portfolio Securities.

            The Master Portfolio may lend its securities to brokers, dealers and financial institutions, provided: (1) the loan is secured continuously by collateral consisting of cash, U.S. Government securities or an irrevocable letter of credit which is marked to market daily to ensure that each loan is collateralized with at least 100% of the current market value of the securities loaned; (2) the Master Portfolio may at any time recall the loan and obtain the return of the securities loaned within five business days; (3) the Master Portfolio will receive any interest or dividends paid on the securities loaned; and (4) the aggregate market value of securities loaned will not at any time exceed one-third of the total assets of the Master Portfolio. The Master Portfolio may earn income in connection with securities loans either through the reinvestment of the cash collateral or the payment of fees by the borrower. The Master Portfolio does not currently intend to lend its portfolio securities.

            Municipal Obligations.

            The Master Portfolio may invest in municipal obligations. Municipal bonds generally have a maturity at the time of issuance of up to 40 years. Medium-term municipal notes are generally issued in anticipation of the receipt of tax of the proceeds of bond placements, or of other revenues. The ability of an issuer to make payments on notes is therefore especially dependent on such tax receipts, proceeds from bond sales or other revenues, as the case may be. Municipal commercial paper is a debt obligation with a stated maturity of 270 days or less that is issued to finance seasonal working capital needs or as short-term financing in anticipation of longer-term debt.

            The Master Portfolio will invest in 'high-quality' long-term municipal bonds, municipal notes and short-term commercial paper, with remaining maturities not exceeding 13 months.

            Participation Interests.

            The Master Portfolio may invest in participation interests in any type of security in which the Master Portfolio may invest. A participation interest gives the Master Portfolio an undivided interest in the underlying securities in the proportion that the Master Portfolio's participation interest bears to the total principal amount of the underlying securities.

            Pass-Through Obligations.

            Certain of the debt obligations in which the Master Portfolio may invest may be pass-through obligations that represent an ownership interest in a pool of mortgages and the resultant cash flow from those mortgages. Payments by homeowners on the loans in the pool flow through to certificate holders in amounts sufficient to repay principal and to pay interest at the pass-through rate. The stated maturities of pass-through obligations may be shortened by unscheduled prepayments of principal on the underlying mortgages. Therefore, it is not possible to predict accurately the average maturity of a particular pass-through obligation. Variations in the maturities of pass-through obligations will affect the yield of any Master Portfolio investing in such obligations. Furthermore, as with any debt obligation, fluctuations in interest rates will inversely affect the market value of pass-through obligations.

            Privately Issued Securities.

            It is possible that unregistered securities, purchased by the Master Portfolio in reliance upon Rule 144A under the 1933 Act, could have the effect of increasing the level of the Master Portfolio's illiquidity to the extent that qualified institutional buyers become, for a period, uninterested in purchasing these securities.

            Repurchase Agreements.

            The Master Portfolio may engage in a repurchase agreement with respect to any security in which it is authorized to invest, including government securities and mortgage-related securities, regardless of their remaining maturities. The Master Portfolio may enter into repurchase agreements wherein the seller of a security to the Master Portfolio agrees to repurchase that security from the Master Portfolio at a mutually agreed-upon time and price that involves the acquisition by the Master Portfolio of an underlying debt instrument, subject to the seller's obligation to repurchase, and the Master Portfolio's obligation to resell, the instrument at a fixed price usually not more than one week after its purchase. Securities acquired as collateral by the Master Portfolio under a repurchase agreement will be held in a segregated account at a bank. BGFA monitors on an ongoing basis the value of the collateral to assure that it always equals or exceeds the repurchase price. Certain costs may be incurred by the Master Portfolio in connection with the sale of the underlying securities if the seller does not repurchase them in accordance with the repurchase agreement. In addition, if bankruptcy proceedings are commenced with respect to the seller of the securities, disposition of the securities by the Master Portfolio may be delayed or limited. While it does not presently appear possible to eliminate all risks from these transactions (particularly the possibility of a decline in the market value of the underlying securities, as well as delay and costs to the Master Portfolio in connection with insolvency proceedings), it is the policy of the Master Portfolio to limit repurchase agreements to selected creditworthy securities dealers or domestic banks or other recognized financial institutions. The Master Portfolio considers on an ongoing basis the creditworthiness of the institutions with which it enters into repurchase agreements. Repurchase agreements are considered to be loans by the Master Portfolio under the 1940 Act

            Unrated Investments.

            The Master Portfolio may purchase instruments that are not rated if, in the opinion of BGFA, such obligations are of investment quality comparable to other rated investments that are permitted for purchase by the Master Portfolio, if they are purchased in accordance with the Master Portfolio's procedures adopted by the Trust's Board of Trustees in accordance with Rule 2a-7 under the 1940 Act. Such procedures require approval or ratification by the Trustees of the purchase of unrated securities. After purchase by the Master Portfolio, a security may cease to be rated or its rating may be reduced below the minimum required for purchase by the Master Portfolio. Neither event will require an immediate sale of such security by the Master Portfolio provided that, when a security ceases to be rated, BGFA determines that such security presents minimal credit risks and, provided further that, when a security rating is downgraded below the eligible quality for investment or no longer presents minimal credit risks, BGFA finds that the sale of such security would not be in the Master Portfolio's interestholder's best interests.

            To the extent the ratings given by a nationally recognized statistical ratings organization ("NRSRO") may change as a result of changes in such organizations or their rating systems, the Master Portfolio will attempt to use comparable ratings as standards for investments in accordance with the investment policies contained in the Part A and in this Part B. The ratings of NRSROs are more fully described in the Part B Appendix.

            To the extent that the Master Portfolio (or a feeder fund that invests in the Master Portfolio) seeks to be rated by an independent rating agency, the Master Portfolio will only invest in unrated securities in accordance with the procedures of the independent rating agency.

            U.S. Government Obligations. The Master Portfolio may invest in various types of U.S. Government obligations. U.S. Government obligations include securities issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities. Payment of principal and interest on U.S. Government obligations (i) may be backed by the full faith and credit of the United States (as with U.S. Treasury obligations and GNMA certificates) or (ii) may be backed solely by the issuing or guaranteeing agency or instrumentality itself (as with FNMA notes). In the latter case, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment, which agency or instrumentality may be privately owned. There can be no assurance that the U.S. Government would provide financial support to its agencies or instrumentalities where it is not obligated to do so. As a general matter, the value of debt instruments, including U.S. Government obligations, declines when market interest rates increase and rises when market interest rates decrease. Certain types of U.S. Government obligations are subject to fluctuations in yield or value due to their structure or contract terms.

ITEM 13. MANAGEMENT OF THE TRUST.

            The following information supplements and should be read in conjunction with the Part A section entitled "Management, Organization and Capital Structure." The Board of Trustees is responsible for the overall management and operations of the Master Portfolio. Each Trustee serves until he or she resigns, retires, or his or her successor is elected and qualified. Each Officer serves until his or her successor is chosen and qualified. The Trustees and Principal Officers of the Trust, together with information as to their principal business occupations during the last five years and current directorships, are shown below. The address of each, unless otherwise indicated, is 111 Center Street, Little Rock, Arkansas 72201.

Interested Trustees & Officers

Name, Address and Age	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Lee T. Kranefuss,** 40 45 Fremont Street San Francisco, CA 94105	Trustee since November 16, 2001	Chief Executive Officer of the Individual Investors Business of Barclays Global Investors, N.A.	25	None
Michael A. Latham, 37 45 Fremont Street San Francisco, CA 94105	Treasurer and Chief Financial Officer

Director of Mutual Fund Delivery of the Individual Investors Business of Barclays Global Investors, N.A. (since 2000); Head of Operations, BGI Europe (1997-2000); Manager of Portfolio Accounting Group (1994-1997).

			N/A	None
Richard H. Blank, Jr., 45	Secretary	Senior Vice President of Stephens Inc.	N/A	Director of Capo, Inc.

Independent Trustees

Name, Address and Age	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Mary G. F. Bitterman, 57	Trustee since November 16, 2001	President and Chief Executive Office of The James Irvine Foundation (non-profit foundation); President and Chief Executive Officer of KQED, Inc. (public television and radio) from 1993-2002.	25	Director of Pacific Century Financial Corporation/ Bank of Hawaii.
Jack S. Euphrat, 79	Trustee since October 20, 1993	Private Investor	25	None
W. Rodney Hughes, 75	Trustee since October 20, 1993	Private Investor	25	Trustee of the Wells Fargo Funds (oversees 96 portfolios); President of Wells Fargo Funds November 1999 to May 2000.

________________________

* The Trust, BGIF, iShares Trust and iShares, Inc. are all members of the same fund complex (as defined in Form N-1A under the 1940 Act) (the "Fund Complex"). Each Trustee also serves as a Trustee for BGIF.

** Lee T. Kranefuss is deemed to be an "interested person" of the Trust because he serves as Chief Executive Officer of the Individual Investor Business of Barclays Global Investors, N.A. ("BGI"), the Master Portfolio's co-administrator and the parent company of BGFA, the investment adviser of the Master Portfolio.

Name, Address and Age	Position(s), Length of Service	Principal Occupation During Past Five Years	Number of Portfolios Overseen in Fund Complex*	Other Public Company and Investment Company Directorships
Richard K. Lyons, 41	Trustee since November 16, 2001	Professor, University of California, Berkeley: Haas School of Business; Member, Council of Foreign Relations	103	Director of Matthews Asian Funds (oversees 6 portfolios).
Leo Soong, 55	Trustee since February 9, 2000	Managing Director of CG Roxane LLC (water company); Co-Founder of Crystal Geyser Water Co.; President of Crystal Geyser Water Co. (through 2000).	25	None.

________________________

* The Trust, BGIF, iShares Trust and iShares, Inc. are all members of the same fund complex (as defined in Form N-1A under the 1940 Act) (the "Fund Complex"). Each Trustee also serves as a Trustee for BGIF. In addition, Richard K. Lyons serves as a Trustee for iShares Trust and as a Director for iShares, Inc.

            Committees. There are two standing committees of the Board of Trustees - the Nominating Committee and the Audit Committee. The members of the Nominating Committee and the Audit Committee include each Trustee that is not an "interested person" of the Trust (as such term is defined in the 1940 Act) ("Independent Trustee"). The Nominating Committee is responsible for recommending to the Board persons to be nominated for election as Trustees by the interestholders or for appointment as Trustees by the sitting Trustees, when permissible. Pursuant to the rules under the 1940 Act, only Independent Trustees may select and nominate other Independent Trustees for MIP. Jack S. Euphrat serves as Chairman of the Nominating Committee. The Nominating Committee will not consider nominees recommended by interestholders. During the fiscal year ended December 31, 2002, the Nominating Committee did not hold any meetings.

            The Audit Committee operates pursuant to a separate charter and is responsible for, among other things, overseeing the Master Portfolio's accounting and financial reporting practices, reviewing the results of the annual audits of the Master Portfolio's financial statements and interacting with the Master Portfolio's independent auditors on behalf of the full Board. W. Rodney Hughes serves as Chairman of the Audit Committee. During the fiscal year ended December 31, 2002, the Audit Committee held three meetings.

            Beneficial Equity Ownership Information. As of the date of this Part B, Trustees and Officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Trust. The table below shows for each Trustee, the amount of interests in the Master Portfolio beneficially owned by the Trustee, and the aggregate value of all investments in equity securities of the Fund Complex, stated as one of the following ranges: 0 = $0; A = $1-$10,000; B = $10,001-$50,000; C = $50,001-$100,000; and D = over $100,000.

Beneficial Equity Ownership in Master
Portfolio and Fund Complex (as of December 31, 2002)
Interested Trustees and Officers	Dollar Range of Securities in Master Portfolio	Aggregate Dollar Range of Securities in the Fund Complex
Lee T. Kranefuss	0	0
Independent Trustees
Mary G. F. Bitterman	0	0
Jack S. Euphrat	0	0
W. Rodney Hughes	0	0
Richard K. Lyons	0	A
Leo Soong	0	0

            Ownership of Securities of Certain Entities. As of December 31, 2002, the Independent Trustees and their immediate family members did not own any securities of the investment adviser, the placement agent or any entity controlling, controlled by, or under common control with the investment adviser or the placement agent, unless noted above.

            Approval of Investment Advisory Contract. Under Section 15(c) of the Investment Company Act of 1940, the Board is generally required to approve the Master Portfolio's investment advisory contract with BGFA (the "Advisory Contract") annually. The Board is provided with quantitative and qualitative information to assist the Board in evaluating the terms of the Advisory Contract. This information includes comparative fee information, profitability information, performance data, a description of the investment philosophy, experience and senior management of the investment adviser, as well as a description of the quality of services provided by the investment adviser.

            Before approving the Advisory Contract, the Board reviewed a detailed profitability analysis of BGFA based on the fees payable under the Advisory Contract as well as any other servicing relationships between the Master Portfolio and BGFA or its affiliates. The Board analyzed the Master Portfolio's contractual fees, including the investment advisory fee, as well as co-administration and Rule 12b-1 distribution fees, if any.

            The Board also reviewed statistical information regarding the performance and expenses of the Master Portfolio. Prior to reviewing the statistical information, the Board was provided with a detailed description of the methodology used to prepare this information. In addition to the performance information for the Master Portfolio, the Board reviewed the performance information for a group of funds that the BGFA determined was similar to the Master Portfolio ("Peer Group") and an appropriate broad-based market index. The Board then reviewed a comparison of the Master Portfolio's advisory fee, other fees and total expense ratio to other funds in the Peer Group.

            During its review, the Board considered the advisory fees paid by the Master Portfolio as well as the total fees paid to BGFA and its affiliates for advisory and other services provided to the Master Portfolio. The Board also reviewed information pertaining to the fee structure for the Master Portfolio and considered whether alternative fee structures (i.e. breakpoint fee structures or performance-based fees) would be more appropriate or reasonable taking into consideration any economies of scale or other efficiencies that accrue from increases in the Master Portfolio's asset levels.

            In addition, the Board analyzed BGFA's background and services that it provides to the Master Portfolio. For example, the Board reviewed and discussed the investment philosophy and experience of BGFA. The Board also considered the background and experience of the senior management of BGFA and the level of attention given to the Master Portfolio by senior investment personnel of BGFA. In addition to the above considerations, the Board also analyzed BGFA's indexing strategies, research capabilities, means for executing portfolio transactions and scope of investment services. The Board received a presentation from BGFA and reviewed the qualifications, backgrounds and responsibilities of the staff performing investment services for the Master Portfolio. The Board recognized that BGFA has the size, visibility and resources to attract and retain highly qualified investment professionals. Similarly, the Board reviewed BGFA's ability to provide a competitive compensation package to its employees such that each entity would be able to attract and retain high-quality employees.

            Based on the above analysis, the Board determined that the Advisory Contract, including the fee level, was fair and reasonable in light of all relevant circumstances. This determination, was based on the following factors as discussed above: (i) level of profits realized by BGFA from its advisory arrangement with the Master Portfolio; (ii) an analysis of advisory fees paid by the Master Portfolio compared to other similar funds; (iii) the scope of BGFA's background and experience; (iv) and the quality of services provided by BGFA.

            Compensation. Trustees of the Trust are compensated annually by all the registrants in the Fund Complex for their services as indicated in the table below, and also are reimbursed for all out-of-pocket expenses relating to attendance at board meetings. The Trustees are compensated by the Trust and BGIF for their services as Trustees to the Trust and BGIF. Richard K. Lyons also receives compensation for his services as Trustee of iShares Trust and Director of iShares, Inc. Currently, the Trustees do not receive any retirement benefits or deferred compensation from the Fund Complex. As of the date of this SAI, the Trustees and Principal Officers of the Trust as a group beneficially owned less than 1% of the outstanding beneficial interest of the Trust.

Compensation Table
For the Calendar Year Ended December 31, 2002

Name and Position	Aggregate Compensation from the Trust	Total Compensation from Fund Complex
Mary G. F. Bitterman Trustee	$25,000	$25,000
Jack S. Euphrat Trustee	$25,000	$25,000
W. Rodney Hughes Trustee	$25,000	$25,000
Lee Kranefuss Trustee	$0	$0
Richard K. Lyons Trustee	$25,000	$90,000
Leo Soong Trustee	$25,000	$25,000

            Code of Ethics. The Trust, BGFA and Stephens each have adopted a code of ethics which contains policies on personal securities transactions by "access persons." These policies substantially comply in all material respects with Rule 17j-1 under the 1940 Act. Each code of ethics, among other things, permits access persons to invest in certain securities, subject to various restrictions and requirements. More specifically, each code of ethics either prohibits its access persons from purchasing or selling securities that may be purchased or held by a Master Portfolio or permits such access persons to purchase or sell such securities, subject to certain restrictions. For purposes of a code of ethics, an access person means (i) a director, trustee or officer of a Master Portfolio or investment adviser; (ii) any employee of a Master Portfolio or investment adviser (or any company in a control relationship to a Master Portfolio or investment adviser) who, in connection makes, participates in, or obtains information about the purchase or sale of securities by a Master Portfolio, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (iii) any natural person in a control relationship to a Master Portfolio or investment adviser who obtains information concerning recommendations made to a Master Portfolio regarding the purchase or sale of securities. Portfolio managers and other persons who assist in the investment process are subject to additional restrictions. The above restrictions do not apply to purchases or sales of certain types of securities, including mutual fund shares, money market instruments and certain U.S. Government securities. To facilitate enforcement, the codes of ethics generally require that an access person, other than "disinterested" directors or trustees, submit reports to a designated compliance person regarding transactions involving securities which are eligible for purchase by a Master Portfolio. The codes of ethics for the Trust, BGFA and Stephens are on public file with, and are available from, the SEC.

ITEM 14. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

            As of January 31, 2003, the Master Portfolio had not yet commenced operations. As such, no person owned 5% or more of the Fund's outstanding securities.

ITEM 15. INVESTMENT ADVISORY AND OTHER SERVICES.

            The following information supplements and should be read in conjunction with Item 6 in Part A.

            Investment Adviser. Barclays Global Fund Advisors ("BGFA") provides investment advisory services to the Master Portfolio pursuant to an Investment Advisory Contract (the "Advisory Contract") with MIP. The Advisory Contract is subject to annual approval by (i) MIP's Board of Trustees or (ii) vote of a majority (as defined in the 1940 Act) of the outstanding voting interests of the Master Portfolio, provided that in either event the continuance also is approved by a majority of MIP's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of MIP or BGFA, by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Contract is terminable without penalty, on 60 days' written notice, by either party and will terminate automatically in the event of its assignment (as defined in the 1940 Act).

            Advisory Fees. BGFA is entitled to receive monthly fees at the annual rate of 0.10% of the average daily net assets of the Master Portfolio as compensation for its advisory services. From time to time, BGFA may waive such fees in whole or in part. Any such waiver will reduce the expenses of the Master Portfolio and, accordingly, have a favorable impact on its performance.

            Co-Administrators. Stephens and BGI are the Master Portfolio's co-administrators. Stephens and BGI provide the Master Portfolio with administrative services, including general supervision of the Master Portfolio's non-investment operations, coordination of the other services provided to the Master Portfolio, compilation of information for reports to the SEC and the state securities commissions, preparation of proxy statements and shareholder reports, and general supervision of data compilation in connection with preparing periodic reports to MIP's Trustees and officers. Stephens also furnishes office space and certain facilities to conduct the Master Portfolio's business, and compensates MIP's Trustees, officers and employees who are affiliated with Stephens. In addition, except as outlined below under "Expenses," Stephens and BGI will be responsible for paying all expenses incurred by the Master Portfolio other than the advisory fees payable to BGFA and distribution fees, if any, payable as a result of a "defensive" distribution plan adopted by the Board of Trustees pursuant to Rule 12b-1 under the 1940 Act. Stephens and BGI are not entitled to compensation for providing administration services to the Master Portfolio for so long as Stephens and BGI are entitled to compensation for providing co-administration services to a feeder fund that invests substantially all of its assets in the Master Portfolio, or either Stephens or BGI or an affiliate receives advisory fees from the Master Portfolio. BGI has delegated certain of its duties as co-administrator to Investors Bank & Trust Company ("IBT"). IBT, as sub-administrator, is compensated by BGI for performing certain administration services.

            Placement Agent. Stephens is the placement agent for the Master Portfolio. Stephens is a full service broker/dealer and investment advisory firm located at 111 Center Street, Little Rock, Arkansas 72201. Stephens and its predecessor have been providing securities and investment services for more than 60 years, including discretionary portfolio management services since 1983. Stephens currently manages investment portfolios for pension and profit sharing plans, individual investors, foundations, insurance companies and university endowments. Stephens does not receive compensation for acting as placement agent.

            Custodian. IBT currently acts as the Master Portfolio's custodian. The principal business address of IBT is 200 Clarendon Street, Boston, Massachusetts 02116. IBT is not entitled to receive compensation for its custodial services so long as it is entitled to receive compensation for providing sub-administration services to the Master Portfolio.

            Transfer and Dividend Disbursing Agent. IBT also acts as the Master Portfolio's Transfer and Dividend Disbursing Agent (the "Transfer Agent"). IBT is not entitled to receive compensation for providing such services to the Master Portfolio so long as it receives fees for providing similar services to the funds which invest substantially all of their assets in the Master Portfolio.

            Expenses. Except for extraordinary expenses, brokerage and other expenses connected with the execution of portfolio transactions and certain other expenses which are borne by the Master Portfolio, Stephens and BGI have agreed to bear all costs of the Master Portfolio's and MIP's operations. Expenses attributable only to the Master Portfolio shall be charged only against the assets of the Master Portfolio. General expenses of MIP shall be allocated among its portfolios in a manner proportionate to the net assets of each, on a transactional basis or on such other basis as the Board of Trustees deems equitable.

ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES.

            General. BGFA assumes general supervision over placing orders on behalf of the Master Portfolio for the purchase or sale of portfolio securities. Allocation of brokerage transactions, including their frequency, is made in the best judgment of BGFA and in a manner deemed fair and reasonable to interestholders. In executing portfolio transactions and selecting brokers or dealers, BGFA seeks to obtain the best overall terms available for the Master Portfolio. In assessing the best overall terms available for any transaction, BGFA considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The primary consideration is prompt execution of orders at the most favorable net price. Certain brokers or dealers with whom the Master Portfolio may transact business may offer commission rebates to the Master Portfolio. BGFA may consider such rebates in assessing the best overall terms available for any transaction. The overall reasonableness of brokerage commissions paid is evaluated by BGFA based upon its knowledge of available information as to the general level of commissions paid by other institutional investors for comparable services. BGFA may from time to time execute trades on behalf of and for the account of the Master Portfolio with brokers or dealers that are affiliated with BGFA.

            Purchases and sales of portfolio securities for the Master Portfolio usually are principal transactions. Portfolio securities ordinarily are purchased directly from the issuer or from an underwriter or market maker. The prices paid to the underwriters of newly-issued securities usually include a concession paid by the issuer to the underwriter, and purchases of securities from market makers may include the spread between the bid and asked price.

            Portfolio Turnover. Because the portfolio of the Master Portfolio consists of securities with relatively short-term maturities, the Master Portfolio expects to experience high portfolio turnover. A high portfolio turnover rate should not adversely affect the Master Portfolio since portfolio transactions ordinarily will be made directly with principals on a net basis and, consequently, the Master Portfolio usually will not incur brokerage expenses or excessive transaction costs.

            Securities of Regular Broker/Dealers. As of January 31, 2003, the Master Portfolio owned no securities of its "regular brokers or dealers" or their parents, as defined in the 1940 Act.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES.

            Pursuant to MIP's Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Master Portfolio. Investors in the Master Portfolio are entitled to participate pro rata in distributions and, generally, allocations of income, gain, loss, deduction and credit of the Master Portfolio. Under certain circumstances, allocations of tax items to investors will not be made pro rata in accordance with their interests in the Master Portfolio. Upon liquidation or dissolution of the Master Portfolio, investors are entitled to share pro rata in the Master Portfolio's net assets available for distribution to its investors. Investments in the Master Portfolio have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Portfolio may not be transferred. No certificates are issued.

            Each investor is entitled to vote, with respect to matters affecting each of MIP's portfolios, in proportion to the amount of its investment in MIP. Investors in MIP do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in MIP may elect all of the Trustees of MIP if they choose to do so and in such event the other investors in MIP would not be able to elect any Trustee. MIP is not required to hold annual meetings of investors but MIP may hold special meetings of investors when in the judgment of MIP's Trustees it is necessary or desirable to submit matters for an investor vote.

            Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting interests of an investment company, such as MIP, will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of the Master Portfolio affected by such matter. Rule 18f-2 further provides that the Master Portfolio shall be deemed to be affected by a matter unless it is clear that the interests of the Master Portfolio in the matter are identical or that the matter does not affect any interest of the Master Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF INTERESTS.

            The following information supplements and should be read in conjunction with Item 7 in Part A.

            Purchase of Interests. Beneficial interests in the Master Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Portfolio may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

            Payment for interests of the Master Portfolio may, at the discretion of the investment adviser, be made in the form of securities that are permissible investments for the Master Portfolio and must meet the investment objective, policies and limitations of the Master Portfolio as described in the Part A. In connection with an in-kind securities payment, the Master Portfolio may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Master Portfolio; (ii) are accompanied by satisfactory assurance that the Master Portfolio will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Master Portfolio; (iv) be in proper form for transfer to the Master Portfolio; and (v) are accompanied by adequate information concerning the basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Master Portfolio engaged in the in-kind purchase transaction and must be delivered to the Master Portfolio by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Interests purchased in exchange for securities generally cannot be redeemed until the transfer has settled.

            Suspension of Redemptions/Purchases. The right of redemption/purchase of Master Portfolio interests may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (including customary weekend and holiday closings), (b) when trading in the markets the Master Portfolio ordinarily utilizes is restricted (i.e. Federal Reserve Bank holidays), or when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Master Portfolio's investments or determination of the value of its net assets is not reasonably practicable, or (c) for such other periods as the SEC on by order may permit to protect the Master Portfolio's interestholders.

            Pricing of Securities. The Master Portfolio uses the amortized cost method to determine the value of its portfolio securities pursuant to Rule 2a-7 under the 1940 Act. The amortized cost method involves valuing a security at its cost and amortizing any discount or premium over the period until maturity, regardless of the impact of fluctuating interest rates on the market value of the security. While this method provides certainty in valuation, it may result in periods during which the value, as determined by amortized cost, is higher or lower than the price that the Master Portfolio would receive if the security were sold. During these periods the yield to a shareholder may differ somewhat from that which could be obtained from a similar Master Portfolio that uses a method of valuation based upon market prices. Thus, during periods of declining interest rates, if the use of the amortized cost method resulted in a lower value of the Master Portfolio's portfolio on a particular day, a prospective investor in the Master Portfolio would be able to obtain a somewhat higher yield than would result from investment in the Master Portfolio using solely market values, and existing Master Portfolio interestholders would receive correspondingly less income. The converse would apply during periods of rising interest rates.

            Rule 2a-7 provides that in order to value its portfolio using the amortized cost method, the Master Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less, purchase securities having remaining maturities (as defined in Rule 2a-7) of thirteen months or less and invest only in those high-quality securities that are determined by the Board of Trustees to present minimal credit risks. The maturity of an instrument is generally deemed to be the period remaining until the date when the principal amount thereof is due or the date on which the instrument is to be redeemed. However, Rule 2a-7 provides that the maturity of an instrument may be deemed shorter in the case of certain instruments, including certain variable- and floating-rate instruments subject to demand features.

            Fund Closings. The holidays on which the Fund is closed currently are: New Year's Day, Martin Luther King, Jr.'s Birthday, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving Day and Christmas Day.

ITEM 19. TAXATION OF THE TRUST.

            MIP is organized as a business trust under Delaware law. Under MIP's current classification for federal income tax purposes, it is intended that the Master Portfolio will be treated as a non-publicly traded partnership for such purposes and, therefore, the Master Portfolio will not be subject to any federal income tax. However, each investor's share (as determined in accordance with the governing instruments of MIP) of the Master Portfolio's net income, gains and losses (as determined for federal income tax purposes) generally will be included in determining the investor's federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

            The Master Portfolio's taxable year-end is the last day of December. Although the Master Portfolio will not be subject to federal income tax, it will file appropriate federal income tax returns.

            It is intended that the Master Portfolio's assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Master Portfolio, provided that the regulated investment company meets other requirements for such qualification not within the control of the Master Portfolio (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually).

            Withdrawals by investors from a Master Portfolio generally will not result in their recognizing any gain or loss for federal income tax purposes, except that (a) gain will be recognized to the extent that any cash distributed exceeds the basis of the investor's interests in the Master Portfolio prior to the distribution, (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor's interests in the Master Portfolio and includes a disproportionate share of any "unrealized receivables" or "substantially appreciated inventory, as specially defined in the Code, held by the Master Portfolio, and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The basis of any investor's interests in a Master Portfolio generally equals the amount of cash and the basis of any property that the investor invests in the Master Portfolio, increased by the investor's share of income from the Master Portfolio and decreased by the amount of any cash distributions, the basis of any property distributed from the Master Portfolio and tax losses allocated to the investor.

            Some of the Master Portfolio's investments may include transactions that are subject to special tax rules. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments. Transactions that are treated as "straddles" may affect the character and/or time of recognizing other gains and losses of the Master Portfolio. If the Master Portfolio enters into a transaction (such as a "short sale against the box") that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

            The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in the Master Portfolio. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Master Portfolio.

ITEM 20. UNDERWRITERS.

            The exclusive placement agent for MIP is Stephens, which receives no compensation for serving in this capacity. Registered broker/dealers and investment companies, insurance company separate accounts, common and commingled trust funds, group trust and similar organizations and entities which constitute accredited investors, as defined in the regulations adopted under the 1933 Act, may continuously invest in the Master Portfolio of MIP.

ITEM 21. CALCULATIONS OF PERFORMANCE DATA.

            Not applicable.

ITEM 22. FINANCIAL STATEMENTS.

            PricewaterhouseCoopers LLP ("PwC"), 333 Market Street, San Francisco, CA 94105, currently serves as the independent auditors of the Trust. PwC provides audit and tax services, as well as assistance consultation with the review of certain SEC filing.

APPENDIX

            Description of certain ratings assigned by Standard & Poor's Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's") and Fitch Inc. ("Fitch"):

S&P Bond Ratings

"AAA"

            Bonds rated "AAA" have the highest rating assigned by S&P. Capacity to pay interest and repay principal is extremely strong.

"AA"

            Bonds rated "AA" have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in small degree.

"A"

            Bonds rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories.

"BBB"

            Bonds rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than for bonds in higher rated categories.

            S&P's letter ratings may be modified by the addition of a plus (+) or minus (-) sign designation, which is used to show relative standing within the major rating categories, except in the AAA (Prime Grade) category.

S&P Commercial Paper Ratings

            The designation "A-1" by S&P indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issues determined to possess overwhelming safety characteristics are denoted with a plus sign (+) designation. Capacity for timely payment on issues with an "A-2" designation is strong. However, the relative degree of safety is not as high as for issues designated "A-1."

Moody's Bond Ratings

"Aaa"

            Bonds which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

"Aa"

            Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what generally are known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

"A"

            Bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

"Baa"

            Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

            Moody's applies the numerical modifiers "1", "2" and "3" to show relative standing within the major rating categories, except in the "Aaa" category. The modifier "1" indicates a ranking for the security in the higher end of a rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of a rating category.

Moody's Commercial Paper Ratings

            The rating ("P-1") Prime-1 is the highest commercial paper rating assigned by Moody's. Issuers of "P-1" paper must have a superior capacity for repayment of short-term promissory obligations, and ordinarily will be evidenced by leading market positions in well established industries, high rates of return on funds employed, conservative capitalization structures with moderate reliance on debt and ample asset protection, broad margins in earnings coverage of fixed financial charges and high internal cash generation, and well established access to a range of financial markets and assured sources of alternate liquidity.

            Issuers (or relating supporting institutions) rated ("P-2") Prime-2 have a strong capacity for repayment of short-term promissory obligations. This ordinarily will be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Fitch Bond Ratings

            The ratings represent Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt. The ratings take into consideration special features of the issue, its relationship to other obligations of the issuer, the current financial condition and operative performance of the issuer and of any guarantor, as well as the political and economic environment that might affect the issuer's future financial strength and credit quality.

"AAA"

            Bonds rated "AAA" are considered to be investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

"AA"

            Bonds rated "AA" are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA". Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short- term debt of these issuers is generally rated "F-1+".

"A"

            Bonds rated "A" are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

"BBB"

            Bonds rated "BBB" are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds and, therefore, impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

            Plus (+) and minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category.

Fitch Short-Term Ratings

            Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

            Although the credit analysis is similar to Fitch's bond rating analysis, the short-term rating places greater emphasis than bond ratings on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

"F-1+"

            Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

"F-1"

            Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

"F-2"

            Good Credit Quality. Issues carrying this rating have a satisfactory degree of assurance for timely payments, but the margin of safety is not as great as the "F-1+" and "F-1" categories.

MASTER INVESTMENT PORTFOLIO

File No. 811-8162

PART C

OTHER INFORMATION

Item 23. Exhibits.

Exhibit	Description
(a)(1)	Amended and Restated Declaration of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed November 15, 1993, and August 31, 1998.
(a)(2)	Certificate of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed November 15, 1993, and August 31, 1998.
(a)(3)	Amendment to the Amended and Restated Agreement and Declaration of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed August 31, 1998.
(a)(4)	Certificate of Amendment to the Certificate of Trust, incorporated by reference to the Registration Statement on Form N-1A, filed September 9, 1998.
(b)	By-Laws, incorporated by reference to the Registration Statement on Form N-1A filed November 15, 1993.
(c)	Not applicable
(d)(1)

Investment Advisory Contract by and among Barclays Global Fund Advisors and Master Investment Portfolio on behalf of the LifePath Income, LifePath 2010, LifePath 2020, LifePath 2030 and LifePath 2040 Master Portfolios, incorporated by reference to Amendment No. 14, filed April 30, 2001.

(d)(2)

Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master Investment Portfolio on behalf of the Bond Index Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

(d)(3)

Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master Investment Portfolio on behalf of the Asset Allocation Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

(d)(4)

Investment Advisory Contract by and among BZW Barclays Global Fund Advisors and Master Investment Portfolio on behalf of the S&P 500 Index Master Portfolio, incorporated by reference to Amendment No. 3 to the Registration Statement, filed January 5, 1996.

(d)(5)

Investment Advisory Contract by and among Barclays Global Fund Advisors and Master Investment Portfolio on behalf of the Money Market Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed February 22, 1999.

(d)(6)

Investment Advisory Contract by and among Barclays Global Fund Advisors and Master Investment Portfolio on behalf of the Extended Index Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed February 22, 1999.

(d)(7)

Investment Advisory Contract by and among Barclays Global Fund Advisors and Master Investment Portfolio on behalf of the U.S. Equity Index Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed February 22, 1999.

(d)(8)

Investment Advisory Contract by and among Barclays Global Fund Advisors and Master Investment Portfolio on behalf of the International Index Master Portfolio, incorporated by reference to Amendment No. 11 to the Registration Statement, filed September 29, 1999.

(d)(9)

Investment Advisory Contract by and among Barclays Global Fund Advisors and Master Investment Portfolio on behalf of the Russell 2000 Index Master Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(e)	Placement Agency Agreement with Stephens Inc. on behalf of each Master Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.
(f)	Not applicable.
(g)	Custody Agreement with Investors Bank & Trust Co. on behalf of each Master Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.
(h)(1)

Co-Administration Agreement with Stephens Inc. and Barclays Global Investors, N.A. on behalf of the Asset Allocation, Bond Index, LifePath Income, LifePath 2010, LifePath 2020, LifePath 2030, LifePath 2040, Money Market and S&P 500 Index Master Portfolios, incorporated by reference to Amendment No. 14, filed April 30, 2001.

(h)(2)

Co-Administration Agreement with Stephens Inc. and Barclays Global Investors, N.A. on behalf of Extended Index, International Index, Russell 2000 Index and U.S. Equity Index Master Portfolios, incorporated by reference to Amendment No. 14, filed April 30, 2001.

(h)(3)

Sub-Administration Agreement with Investors Bank & Trust and Barclays Global Investors, N.A. on behalf of each Master Portfolio, incorporated by reference to Amendment No. 9 to the Registration Statement, filed February 22, 1999.

(h)(4)

Third Party Feeder Fund Agreement by and among Strong Equity Funds, Inc., Strong Funds Distributors, Inc. and Master Investment Portfolio, incorporated by reference to Amendment No. 7 to the Registration Statement, filed August 31, 1998.

(h)(5)

Third Party Feeder Fund Agreement by and among Hewitt Series Funds, Hewitt Services LLC and Master Investment Portfolio, incorporated by reference to Amendment No. 10 of the Registration Statement, filed June 30, 1999.

(h)(6)

First Amendment to the Third Party Feeder Fund Agreement by and among Hewitt Series Funds, Hewitt Services LLC and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(7)

Third Party Feeder Fund Agreement by and among Diversified Investors Stock Index Fund, Diversified Investors Securities Corporation and Master Investment Portfolio, incorporated by reference to Amendment No. 10 of the Registration Statement, filed June 30, 1999.

(h)(8)

Third Party Feeder Fund Agreement by and among Diversified Institutional Stock Index Fund, Diversified Investors Securities Corporation and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(9)

Third Party Feeder Fund Agreement by and among Vantagepoint Funds, ICMA - RC Services, LLC and Master Investment Portfolio, incorporated by reference to Amendment No. 10 of the Registration Statement, filed June 30, 1999.

(h)(10)

Third Party Feeder Fund Agreement by and among INTRUST SERIES TRUST, BISYS Fund Services, BISYS Fund Services, Inc., INTRUST Bank, N.A., Investors Bank & Trust Company and Master Investment Portfolio, incorporated by reference to Amendment No. 10 of the Registration Statement, filed June 30, 1999.

(h)(11)

Amended and Restated Third Party Feeder Fund Agreement by and among E*Trade Funds, E*Trade Securities and Master Investment Portfolio, incorporated by reference to Amendment No. 12 of the Registration Statement, filed June 30, 2000.

(h)(12)

Amendment No. 2 to the Amended and Restated Third Party Feeder Fund Agreement by and among E*Trade Funds, E*Trade Securities and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(13)

Third Party Feeder Fund Agreement by and among X.Com Funds, X.Com Asset Management, Inc. and Master Investment Portfolio, incorporated by reference to Amendment No. 12 of the Registration Statement, filed June 30, 2000.

(h)(14)

Third Party Feeder Fund Agreement by and among Smith Barney Investment Trust, CFBDS, Inc. and Master Investment Portfolio, incorporated by reference to Amendment No. 12 of the Registration Statement, filed June 30, 2000.

(h)(15)

Third Party Feeder Fund Agreement by and among Whatifi Funds, BISYS Fund Services, BISYS Fund Services, Inc., Investors Bank & Trust Co. and Master Investment Portfolio, incorporated by reference to Amendment No. 12 of the Registration Statement, filed June 30, 2000.

(h)(16)

Third Party Feeder Fund Agreement by and among Atlas Assets, Inc., Atlas Securities, Inc. and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(17)

Third Party Feeder Fund Agreement by and among BB&T Funds, BISYS Fund Services Limited Partnership and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(h)(18)

Third Party Feeder Fund Agreement by and among State Farm Mutual Fund Trust, State Farm VP Management Corp. and Master Investment Portfolio, incorporated by reference to Amendment No. 13 to the Registration Statement, filed December 8, 2000.

(i)	Not applicable.
(j)

Powers of Attorney for Mary G. F. Bitterman, Jack S. Euphrat, W. Rodney Hughes, Lee T. Kranefuss, Richard K. Lyons and Leo Soong, incorporated by reference to Amendment No. 17 to the Registration Statement, filed April 30, 2002.

(k)	Not applicable
(l)	Not applicable
(m)

Distribution Plan on behalf of the Asset Allocation, Institutional Money Market, LifePath Income, LifePath 2010, LifePath 2020, LifePath 2030 and LifePath 2040 Funds, incorporated by reference to Post-Effective Amendment No. 22, filed July 30, 1999.

(n)	Not applicable.
(p)(1)	Code of Ethics of Master Investment Portfolio, incorporated by reference to Amendment No. 14, filed April 30, 2001.
(p)(2)	Code of Ethics of Barclays Global Fund Advisors, incorporated by reference to Amendment No. 14, filed April 30, 2001.
(p)(3)	Code of Ethics of Stephens Inc., incorporated by reference to Amendment No. 14, filed April 30, 2001.

Item 24. Persons Controlled by or Under Common Control with Registrant

            No person is controlled by or under common control with the Registrant.

Item 25. Indemnification

            Reference is made to Article IX of the Registrant's Declaration of Trust. The application of these provisions is limited by Article 10 of the Registrant's By-Laws and by the following undertaking set forth in the rules promulgated by the Securities and Exchange Commission:

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 26. Business and Other Connections of Investment Adviser.

            The Master Portfolios are advised by Barclays Global Fund Advisors ("BGFA"), a wholly-owned subsidiary of Barclays Global Investors, N.A. ("BGI"). BGFA's business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors.

            Each of the directors and executive officers of BGFA will also have substantial responsibilities as directors and/or officers of BGI. To the knowledge of the Registrant, except as set forth below, none of the directors or executive officers of BGFA is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

Name and Position at BGFA	Principal Business(es) During at Least the Last Two Fiscal Years
Garrett Bouton Director	Chairman and Chief Executive Officer of BGFA and Director of BGI 45 Fremont Street, San Francisco, CA 94105
Patricia Dunn Director	Managing Director of BGFA and Co-Chairman and Director of BGI 45 Fremont Street, San Francisco, CA 94105
Andrea Zulberti Director	Chief Administrative Officer of BGFA and BGI 45 Fremont Street, San Francisco, CA 94105
Allison Davis	Chief Financial Officer of BGFA and BGI 45 Fremont Street, San Francisco, CA 94105

Item 27. Principal Underwriters.

            (a)     Stephens Inc., placement agent for the Registrant, does not presently act as investment adviser for any other registered investment companies, but does act as distributor for Nations Fund Trust, Nations Fund, Inc., Nations Reserves, Nations LifeGoal Funds, Inc., Nations Funds Trust, Wells Fargo Funds Trust and Wells Fargo Variable Trust and is the exclusive placement agent for Wells Fargo Core Trust, Nations Master Investment Trust, and Master Investment Portfolio, all of which are registered open-end management investment companies, and has acted as principal underwriter for the Liberty Term Trust, Inc., Nations Government Income Term Trust 2003, Inc., Nations Government Income Term Trust 2004, Inc., Nations Balanced Target Maturity Fund, Inc., and Hatteras Income Securities, Inc., closed-end management investment companies.

            (b)    Information with respect to each director and officer of the principal underwriter is incorporated by reference to Form ADV filed by Stephens Inc. with the SEC pursuant to the 1940 Act (file No. 501-15510).

            (c)    Not applicable.

Item 28. Location of Accounts and Records

            (a)     The Registrant maintains accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder (collectively, "Records") at the offices of Stephens Inc., 111 Center Street, Little Rock, Arkansas 72201.

            (b)     BGFA and BGI maintain all Records relating to their services as adviser and co-administrator, respectively, at 45 Fremont Street, San Francisco, California 94105.

            (c)     Stephens maintains all Records relating to its services as sponsor, co- administrator and distributor at 111 Center Street, Little Rock, Arkansas 72201.

           (e)    IBT maintains all Records relating to its services as sub-administrator and custodian at 89 South Street, Boston, Massachusetts 02111.

Item 29. Management Services

            Other than as set forth under the captions "Item 6, Management, Organization and Capital Structure" in Part A of this Registration Statement, and "Item 13, Management of the Trust" and "Item 15, Investment Advisory and Other Services" in Part B of this Registration Statement, Registrant is not a party to any management-related service contract.

Item 30. Undertakings

            Not applicable.

SIGNATURES

            Pursuant to the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Little Rock, State of Arkansas on the 3rd day of February, 2003.

MASTER INVESTMENT PORTFOLIO

By: /s/ Richard H. Blank, Jr.
      Richard H. Blank, Jr.
      Secretary

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                                                   Title

/s/ Richard H. Blank, Jr.                           Secretary                                             February 3, 2003
(Richard H. Blank, Jr.)

/s/ Michael A. Latham                              Treasurer                                             February 3, 2003
(Michael A. Latham)                                (Principal Financial
                                                                and Accounting Officer)

                *                                              Trustee                                                February 3, 2003
(Mary G. F. Bitterman)

                *                                              Trustee                                                February 3, 2003
(Jack S. Euphrat)

                *                                              Trustee                                                February 3, 2003
(W. Rodney Hughes)

                *                                             Chairman, President and Trustee           February 3, 2003
(Lee T. Kranefuss)                                  (Principal Executive Officer)

                *                                             Trustee                                                 February 3, 2003
(Richard K. Lyons)

                *                                             Trustee                                                 February 3, 2003
(Leo Soong)

*By: /s/ Richard H. Blank, Jr.
Richard H. Blank, Jr.
As Attorney-in-Fact pursuant to powers of attorney as previously filed.
February 3, 2003